Exhibit 99.1

Landmark Infrastructure Partners LP Reports Fourth Quarter Results

El Segundo, California, February 27, 2020 (GLOBE NEWSWIRE) - Landmark Infrastructure Partners LP (“Landmark,” the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its fourth quarter financial results.

Highlights

•	Reported rental revenue of $15.5 million, a 5% increase year-over-year;
•	Net loss attributable to common unitholders of $0.08 per diluted unit, FFO of $0.18 per diluted unit and AFFO of $0.34 per diluted unit;
•	Completed $170 million securitization refinancing transaction on January 15, 2020;
•	Completed acquisitions with total consideration of approximately $53 million in 2019; and
•	Announced a quarterly distribution of $0.3675 per common unit.

Fourth Quarter 2019 Results

Rental revenue for the quarter ended December 31, 2019 was $15.5 million, an increase of 5% compared to the fourth quarter of 2018.  Net income attributable to common unitholders per diluted unit in the fourth quarter of 2019 was a loss of $0.08, compared to a loss of $0.21 in the fourth quarter of 2018.  FFO for the fourth quarter of 2019 was $0.18 per diluted unit, compared to $0.01 in the fourth quarter of 2018.  FFO included a $3.5 million foreign currency transaction loss and a $1.6 million unrealized gain on interest rate hedges in the fourth quarter of 2019, and a $4.2 million unrealized loss on interest rate hedges in the fourth quarter of 2018.  AFFO per diluted unit, which excludes certain items including unrealized gains and losses on our interest rate hedges, was $0.34 in the fourth quarter of 2019 compared to $0.35 in the fourth quarter of 2018.

For the full year ended December 31, 2019, the Partnership reported rental revenue of $59.3 million compared to $64.8 million during the full year ended December 31, 2018.  The decline in revenue was primarily attributable to the contribution of assets to the Landmark Brookfield Asset Management joint venture (the “JV”) in September 2018, as the JV is accounted for as an equity method investment and the revenue generated in the venture is not consolidated into the Partnership’s results, and the sale of a portfolio of assets in June 2019.  For the full year ended December 31, 2019, we generated net income of $21.6 million compared to $115.8 million during the full year ended December 31, 2018.  Net income attributable to common unitholders for the full year ended December 31, 2019 was $0.33 per diluted unit compared to $3.97 per diluted unit for the full year ended December 31, 2018.  For the full year ended December 31, 2019 we generated FFO of $0.58 per diluted unit and AFFO of $1.31 per diluted unit, compared to FFO of $0.96 per diluted unit and AFFO of $1.34 per diluted unit during the full year ended December 31, 2018.

“We are pleased to announce another quarter of strong financial and operating results reflecting the stable and predictable performance of our portfolio.  We continue to make further progress with our development strategy, as we are beginning to place assets into service, and we anticipate installations to ramp in the coming quarters,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.

Quarterly Distributions

On January 24, 2020, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3675 per common unit, or $1.47 per common unit on an annualized basis, for the quarter ended December 31, 2019.  The distribution was paid on February 14, 2020 to common unitholders of record as of February 4, 2020.

On January 23, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4375 per Series C preferred unit, which was paid on February 18, 2020 to Series C preferred unitholders of record as of February 3, 2020.

On January 23, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which was paid on February 18, 2020 to Series B preferred unitholders of record as of February 3, 2020.

On December 20, 2019, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.5000 per Series A preferred unit, which was paid on January 15, 2020 to Series A preferred unitholders of record as of January 2, 2020.

Capital and Liquidity

As of December 31, 2019, the Partnership had $232.9 million of outstanding borrowings under its revolving credit facility (the “Facility”), and approximately $217 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Acquisitions

In the full year 2019, the Partnership acquired a total of 146 assets for total consideration of approximately $53 million.  The acquisitions were immediately accretive to AFFO and funded primarily with borrowings under the Partnership’s existing credit facility.

At-The-Market (“ATM”) Equity Programs

Through its At-The-Market (“ATM”) issuance programs, the Partnership issued 128,892 Series A preferred units and 81,778 Series B preferred units for gross proceeds of approximately $5.3 million for the full year 2019.

Conference Call Information

The Partnership will hold a conference call on Thursday, February 27, 2020, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its fourth quarter 2019 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/mmc/p/j6jb7rbd, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 2269658.

A webcast replay will be available approximately two hours after the completion of the conference call through February 27, 2021 at https://edge.media-server.com/mmc/p/j6jb7rbd.  The replay is also available through March 7, 2020 by dialing 855-859-2056 or 404-537-3406 and entering the access code 2269658.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

FFO, is a non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trust (“NAREIT”).  FFO represents net income (loss) excluding real estate related depreciation and amortization expense, real estate related impairment charges, gains (or losses) on real estate transactions, adjustments for unconsolidated joint venture, and distributions to preferred unitholders and noncontrolling interests.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies.  FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions.  Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.  The Partnership's computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry.  AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP.  AFFO should not be considered an alternative to net earnings, as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Partnership's performance.  The Partnership's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs.  We calculate AFFO by starting with FFO and adjusting for general and administrative expense reimbursement, acquisition-related expenses, unrealized gain (loss) on derivatives, straight line rent adjustments, unit-based compensation, amortization of deferred loan costs and discount on secured notes, deferred income tax expense, amortization of above and below market rents, loss on early extinguishment of debt, repayments of receivables, adjustments for investment in unconsolidated joint venture, adjustments for drop-down assets and foreign currency transaction gain (loss).  The GAAP measures most directly comparable to FFO and AFFO is net income.

We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, foreign currency transaction gain (loss), adjustments for investment in unconsolidated joint venture and the capital contribution to fund our general and administrative expense reimbursement.  We believe that to understand our performance further, EBITDA and Adjusted EBITDA should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with GAAP, as presented in our consolidated financial statements.

EBITDA and Adjusted EBITDA are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and Adjusted EBITDA provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income (loss) and net cash provided by operating activities.  EBITDA and Adjusted EBITDA should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA and Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA and Adjusted EBITDA” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the

Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2019 and Current Report on Form 8-K filed with the Commission on February 27, 2020.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue
Rental revenue	$15,520	$14,714	$59,340	$64,765
Expenses
Property operating	478	272	1,983	1,147
General and administrative	1,298	1,208	5,567	4,731
Acquisition-related	549	2,818	1,163	3,287
Amortization	3,867	3,604	14,235	16,152
Impairments	1,642	579	2,288	1,559
Total expenses	7,834	8,481	25,236	26,876
Other income and expenses
Interest and other income	68	362	832	1,642
Interest expense	(4,731)	(4,687)	(18,170)	(24,273)
Loss on early extinguishment of debt	—	(157)	—	(157)
Unrealized gain (loss) on derivatives	1,636	(4,198)	(7,327)	1,010
Equity income from unconsolidated joint venture	135	—	398	59
Gain (loss) on sale of real property interests	(23)	(155)	17,985	99,884
Foreign currency transaction gain (loss)	(3,478)	(6)	(2,433)	(6)
Total other income and expenses	(6,393)	(8,841)	(8,715)	78,159
Income (loss) before income tax (benefit) expense	1,293	(2,608)	25,389	116,048
Income tax (benefit) expense	148	(436)	3,783	227
Net income (loss)	1,145	(2,172)	21,606	115,821
Less: Net income attributable to noncontrolling interests	8	7	31	27
Net income (loss) attributable to limited partners	1,137	(2,179)	21,575	115,794
Less: Distributions to preferred unitholders	(2,983)	(2,888)	(11,883)	(10,630)
Less: General Partner's incentive distribution rights	(197)	(197)	(788)	(784)
Less: Accretion of Series C preferred units	(95)	—	(641)	—
Net income (loss) attributable to common and subordinated unitholders	$(2,138)	$(5,264)	$8,263	$104,380
Net income (loss) per common and subordinated unit
Common units – basic	$(0.08)	$(0.21)	$0.33	$4.25
Common units – diluted	$(0.08)	$(0.21)	$0.33	$3.97
Subordinated units – basic and diluted	$—	$—	$—	$(0.78)
Weighted average common and subordinated units outstanding
Common units – basic	25,353	25,283	25,343	24,626
Common units – diluted	25,353	25,283	25,343	26,967
Subordinated units – basic and diluted	—	—	—	387
Other Data
Total leased tenant sites (end of period)	1,923	1,831	1,923	1,831
Total available tenant sites (end of period)	2,025	1,920	2,025	1,920

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	December 31, 2019	December 31, 2018
Assets
Land	$141,851	$128,302
Real property interests	543,328	517,423
Construction in progress	68,907	29,556
Total land and real property interests	754,086	675,281
Accumulated amortization of real property interests	(50,015)	(39,069)
Land and net real property interests	704,071	636,212
Investments in receivables, net	8,822	18,348
Investment in unconsolidated joint venture	62,059	65,670
Cash and cash equivalents	7,446	4,108
Restricted cash	5,619	3,672
Rent receivables, net	5,105	4,292
Due from Landmark and affiliates	1,132	1,390
Deferred loan costs, net	4,557	5,552
Deferred rent receivable	6,176	5,251
Derivative asset	—	4,590
Other intangible assets, net	23,966	20,839
Assets held for sale (AHFS)	421	7,846
Right of use asset, net	11,358	—
Other assets	14,873	8,843
Total assets	$855,605	$786,613
Liabilities and equity
Revolving credit facility	$232,907	$155,000
Secured notes, net	217,098	223,685
Accounts payable and accrued liabilities	8,598	7,435
Other intangible liabilities, net	7,606	9,291
Liabilities associated with AHFS	—	397
Operating lease liability	10,268	—
Finance lease liability	908	—
Prepaid rent	5,747	5,418
Derivative liabilities	3,149	402
Total liabilities	486,281	401,628
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 1,988,700 and 2,000,000 units issued and outstanding at December 31, 2019 and December 31, 2018, respectively	47,666	47,308
Equity
Series A cumulative redeemable preferred units, 1,722,041 and 1,593,149 units issued and outstanding at December 31, 2019 and December 31, 2018, respectively	40,210	37,207
Series B cumulative redeemable preferred units, 2,544,793 and 2,463,015 units issued and outstanding at December 31, 2019 and December 31, 2018, respectively	60,926	58,936
Common units, 25,353,140 and 25,327,801 units issued and outstanding at December 31, 2019 and December 31, 2018, respectively	382,581	411,158
General Partner	(162,277)	(167,019)
Accumulated other comprehensive income (loss)	17	(2,806)
Total limited partners' equity	321,457	337,476
Noncontrolling interests	201	201
Total equity	321,658	337,677
Total liabilities, mezzanine equity and equity	$855,605	$786,613

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	703	907	77.2	(7)	849	26.8			$5,188	33%
Outdoor Advertising	598	711	76.7	(7)	691	15.1			4,267	28%
Renewable Power Generation	18	47	47.9	(7)	47	30.5			348	2%
Subtotal	1,319	1,665	75.6	(7)	1,587	21.7			$9,803	63%
Tenant Lease Assignment only (8)
Wireless Communication	116	166	50.3		146	15.9			$1,034	7%
Outdoor Advertising	33	36	62.1		34	13.0			230	1%
Renewable Power Generation	6	6	67.6		6	26.7			60	—%
Subtotal	155	208	52.8		186	15.7			$1,324	8%
Tenant Lease on Fee Simple
Wireless Communication	22	31	99.0	(7)	29	23.9			$1,664	11%
Outdoor Advertising	83	104	99.0	(7)	104	4.7			1,118	7%
Renewable Power Generation	14	17	99.0	(7)	17	29.6			1,611	11%
Subtotal	119	152	99.0	(7)	150	11.1			$4,393	29%
Total	1,593	2,025	71.6	(9)	1,923	20.3			$15,520	100%
Aggregate Portfolio
Wireless Communication	841	1,104	67.5		1,024	25.1	93%	$1,975	$7,886	51%
Outdoor Advertising	714	851	77.8		829	13.7	97%	2,456	5,615	36%
Renewable Power Generation	38	70	36.2		70	29.5	100%	9,159	2,019	13%
Total	1,593	2,025	71.6	(9)	1,923	20.3	95%	$2,454	$15,520	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of December 31, 2019 were 3.2, 6.9, 17.2 and 5.1 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended December 31, 2019. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 62 years.

Landmark Infrastructure Partners LP

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

In thousands, except per unit data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$1,145	$(2,172)	$21,606	$115,821
Adjustments:
Amortization expense	3,867	3,604	14,235	16,152
Impairments	1,642	579	2,288	1,559
(Gain) loss on sale of real property interests, net of income taxes	45	155	(14,937)	(99,884)
Adjustments for investment in unconsolidated joint venture	790	923	3,358	923
Distributions to preferred unitholders	(2,983)	(2,888)	(11,883)	(10,630)
Distributions to noncontrolling interests	(8)	(7)	(31)	(27)
FFO attributable to common and subordinated unitholders	$4,498	$194	$14,636	$23,914
Adjustments:
General and administrative expense reimbursement (1)	896	764	3,954	2,833
Acquisition-related expenses	549	2,818	1,163	3,287
Unrealized (gain) loss on derivatives	(1,636)	4,198	7,327	(1,010)
Straight line rent adjustments	186	58	600	235
Unit-based compensation	—	—	130	70
Amortization of deferred loan costs and discount on secured notes	789	805	3,097	3,809
Amortization of above- and below-market rents, net	(236)	(218)	(890)	(1,226)
Deferred income tax expense (benefit)	(141)	(215)	(32)	205
Loss on early extinguishment of debt	—	157	—	157
Repayments of receivables	134	193	564	1,108
Adjustments for investment in unconsolidated joint venture	40	30	103	36
Foreign currency transaction loss	3,478	6	2,433	6
AFFO attributable to common and subordinated unitholders	$8,557	$8,790	$33,085	$33,424

FFO per common and subordinated unit - diluted	$0.18	$0.01	$0.58	$0.96
AFFO per common and subordinated unit - diluted	$0.34	$0.35	$1.31	$1.34
Weighted average common and subordinated units outstanding - diluted	25,353	25,283	25,343	25,013

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA and Adjusted EBITDA

In thousands

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income (loss)	$1,145	$(2,172)	$21,606	$115,821
Interest expense	4,731	4,687	18,170	24,273
Amortization expense	3,867	3,604	14,235	16,152
Income tax expense (benefit)	148	(436)	3,783	227
EBITDA	$9,891	$5,683	$57,794	$156,473
Impairments	1,642	579	2,288	1,559
Acquisition-related	549	2,818	1,163	3,287
Unrealized (gain) loss on derivatives	(1,636)	4,198	7,327	(1,010)
Loss on early extinguishment of debt	—	157	—	157
(Gain) loss on sale of real property interests	23	155	(17,985)	(99,884)
Unit-based compensation	—	—	130	70
Straight line rent adjustments	186	58	600	235
Amortization of above- and below-market rents, net	(236)	(218)	(890)	(1,226)
Repayments of investments in receivables	134	193	564	1,108
Adjustments for investment in unconsolidated joint venture	1,499	1,644	6,169	1,697
Foreign currency transaction loss	3,478	6	2,433	6
Deemed capital contribution to fund general and administrative expense reimbursement(1)	896	764	3,954	2,833
Adjusted EBITDA	$16,426	$16,037	$63,547	$65,305
Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$9,709	$187	$31,663	$31,256
Unit-based compensation	—	—	(130)	(70)
Unrealized gain (loss) on derivatives	1,636	(4,198)	(7,327)	1,010
Loss on early extinguishment of debt	—	(157)	—	(157)
Amortization expense	(3,867)	(3,604)	(14,235)	(16,152)
Amortization of above- and below-market rents, net	236	218	890	1,226
Amortization of deferred loan costs and discount on secured notes	(789)	(805)	(3,097)	(3,809)
Receivables interest accretion	—	3	9	3
Impairments	(1,642)	(579)	(2,288)	(1,559)
Gain (loss) on sale of real property interests	(23)	(155)	17,985	99,884
Allowance for doubtful accounts	(19)	(83)	(126)	(60)
Equity income from unconsolidated joint venture	135	—	398	59
Distributions of earnings from unconsolidated joint venture	(500)	—	(3,383)	—
Foreign currency transaction loss	(3,478)	(6)	(2,433)	(6)
Working capital changes	(253)	7,007	3,680	4,196
Net income (loss)	$1,145	$(2,172)	$21,606	$115,821
Interest expense	4,731	4,687	18,170	24,273
Amortization expense	3,867	3,604	14,235	16,152
Income tax expense (benefit)	148	(436)	3,783	227
EBITDA	$9,891	$5,683	$57,794	$156,473
Less:
Gain on sale of real property interests	—	—	(17,985)	(99,884)
Unrealized gain on derivatives	(1,636)	—	—	(1,010)
Amortization of above- and below-market rents, net	(236)	(218)	(890)	(1,226)
Add:
Impairments	1,642	579	2,288	1,559
Acquisition-related	549	2,818	1,163	3,287
Unrealized loss on derivatives	—	4,198	7,327	—
Loss on sale of real property interests	23	155	—	—
Loss on early extinguishment of debt	—	157	—	157
Unit-based compensation	—	—	130	70
Straight line rent adjustment	186	58	600	235
Repayments of investments in receivables	134	193	564	1,108
Adjustments for investment in unconsolidated joint venture	1,499	1,644	6,169	1,697
Foreign currency transaction loss	3,478	6	2,433	6
Deemed capital contribution to fund general and administrative expense reimbursement (1)	896	764	3,954	2,833
Adjusted EBITDA	$16,426	$16,037	$63,547	$65,305

(1)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.